THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SCIENTIGO, INC.

WARRANT TO PURCHASE COMMON STOCK

May 10, 2006
Void After May 10, 2008

This Certifies That, for value received, Wilson Sonsini Goodrich & Rosati, P.C. or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Scientigo, Inc., a Delaware corporation, with its principal office at 6701 Carmel Road, Suite 205, Charlotte, NC 28226 (the “Company”), up to that number of Exercise Shares of the Common Stock of the Company (the “Common Stock”) determined in accordance with the terms hereof.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing with the date hereof and ending two (2) years from the date of this Warrant.

(b) “Exercise Price” shall mean one dollar ($1.00) per share, subject to adjustment pursuant to Section 4 below.

(c) “Exercise Shares” shall mean four hundred thousand (400,000) shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 4 below.

(d) “Net Proceeds” shall mean the amount received by the Holder from any sale of the Exercise Shares during the Exercise Period, minus any costs or expenses incurred by Holder in connection with such sale, including without limitation, the Exercise Price, any brokers’ fees, taxes or reasonable attorneys’ fees.

(e) “Outstanding Debt” shall mean $400,000 owed to Holder by the Company as of the date hereof, subject to Section 10.

2. Exercise of Warrant.

2.1 Procedure. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check, (ii) by cancellation of indebtedness, including by agreement of Holder to agree to forgive the amount of Outstanding Debt or any portion thereof, or (iii) or in accordance with Section 2.2 below; and

(c) This Warrant.

For purposes of Section 2(b)(ii), the Company and Holder agree that Holder may satisfy all or any portion of the Exercise Price by Holder delivering a written notice to the Company that, in lieu of payment of the Exercise Price in cash, Holder has agreed to forgive an equal dollar amount of the Outstanding Debt. For purposes of illustration, in the event Holder exercises the Warrant for 200,000 Exercise Shares under Section 2(b)(ii), Holder may satisfy the Exercise Price in full for such Exercise Shares by delivering to the Company written notice that Holder agrees to forgive a portion of the Outstanding Debt in the amount of $200,000.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
              A

Where	X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall mean the average of the closing bid and asked prices of Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share that the Company could obtain from a willing buyer for Common Stock sold by the Company from authorized but unissued shares, as such price shall be determined in good faith by the Company’s Board of Directors.

3. Covenants of the Company.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

4. Adjustment of Exercise Shares and Exercise Price.

4.1 Stock Splits, Combinations, etc. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant. The foregoing provisions of this Section 4.1 shall similarly apply to successive stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like and to the stock or securities of any other entity that are at the time receivable upon the exercise of this Warrant.

4.2 Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall occur (i) the sale, conveyance, exchange, license or other transfer of all or substantially all of the intellectual property or assets of the Company, (ii) any acquisition of the Company by means of a consolidation, stock exchange, merger or other form of corporate reorganization of the Company with any other corporation in which the Company’s stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity or (iii) any transaction or series of related transactions following which the Company’s stockholders prior to such transaction or series of related transactions own less than a majority of the voting securities of the Company (collectively, a “Change of Control”), this Warrant shall cease to represent the right to receive Exercise Shares and shall automatically and without further action represent the right to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property offered to the Company’s holders of Common Stock in connection with such Change of Control that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such Change of Control if this Warrant had been exercised immediately before such Change of Control, subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other entity that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

6. Notice of Certain Events. The Company shall provide to the Holder at least twenty (20) business days advance written notice of any event that would result in an adjustment to the Exercise Shares or Exercise Price pursuant to Section 4 hereof.

7. No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8. Registration Rights.

8.1 Piggyback Registration.

(a) If, during the three (3) year period ending May 9, 2009, the Company elects to file a registration statement under the Securities Act covering the offer and sale of any Common Stock (or equity securities converted into Common Stock) in connection with any public offering (each, a “Registration Statement”), the Company shall give written notice thereof to the Holder at least twenty (20) business days before filing. The Holder shall have a right to participate in such offering upon the giving of notice to the Company within ten (10) business days of receipt of notice from the Company (the “Piggyback Registration Right”). If the Holder notifies the Company of its intent to exercise its Piggyback Registration Rights, subject to 9.1(b) below, the Company shall include in such registration statement such number of Exercise Shares held by the Holder pursuant to the exercise of this Warrant that the Holder wishes to have included on such Registration Statement (the Exercise Shares eligible for such Piggyback Registration Rights are hereinafter referred to as “Registrable Securities”). Subject to Section 9.1(b) below, such Registrable Securities shall be included in the underwriting for the public offering on the same terms and conditions as the securities otherwise being sold in such offering.

(b) If, in the opinion of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and other Common Stock requested to be registered would be inappropriate, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, securities to be issued by the Company shall be included, and (2) second, any Registrable Securities and any other Common Stock requested to be included, on a pro rata basis (based upon the number of Registrable Securities owned by the Holder and the number of shares of Common Stock eligible for any registration rights held by the other holders of Common Stock requesting participation in the offering), shall be included.

(c) The Company may decline to file a Registration Statement after giving notice to the Holder, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that such registrant shall promptly notify the Holder in writing of any such action and provided further that such registrant shall bear all reasonable expenses incurred by the Holder or otherwise in connection with such withdrawn Registration Statement.

8.2 Indemnification.

(a) To the extent permitted by law, the Company agrees to indemnify and hold harmless the Holder if it has included Registrable Securities in a registration statement, its officers, directors and agents and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or final prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information furnished in writing to Company by the Holder or on the Holder's behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder provided in this Section 9.2.

(b) To the extent permitted by law, the Holder, to the extent it is selling Registrable Securities, agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holder, but only with respect to, and to the extent that, information furnished in writing by the Holder or on the Holder’s behalf expressly for use in any registration statement or final prospectus relating to the Registrable Securities (or any amendment or supplement thereto, or any preliminary prospectus) that contained an untrue statement or alleged untrue statement of a material fact or omitted or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding anything to the contrary contained herein, the liability of the Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of the shares of Registrable Securities sold by the Holder bears to the total public offering price of all securities sold in such offering. The Holder also agrees to indemnify and hold harmless the underwriters on substantially the same basis of that of the indemnification of the Company provided in the preceding subsection.

8.3 Contribution. If the indemnification provided for in this Section 9 is unavailable to the Company, the Holder or the underwriters in respect of any losses, claims, damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) as between the Company and the Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Holder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Holder were offered to the public exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.4 Registration Expenses and Enforcement.

(a) The Company shall bear all expenses incurred in connection with Piggyback Registration Rights. The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any person, including special experts, retained by the Company.

(b) Notwithstanding anything to the contrary contained herein, the Company hereby agrees that the Holder shall be entitled to specific performance of the Piggyback Registration Rights provided hereunder, and that the Company shall pay any expenses, including without limitation attorneys’ fees, in connection with the enforcement by the Holder of such specific performance.

9. Sale of the Exercise Shares

9.1 Sales by Holder. Subject to any securities laws or other applicable laws, Holder shall have the right to sell the Exercise Shares to any party, at any time, in its sole discretion.

9.2 Sales Initiated by JBA. During the Exercise Period, Jones, Byrd & Attkisson (“JBA”) shall assist Holder to sell all Exercise Shares to third parties on Holder’s behalf, subject to securities law and other reasonable restrictions. In the event that JBA identifies an opportunity for the Holder to sell any or all of the Exercise Shares to a third party, then JBA shall notify Holder in writing of the details of such sale within a reasonable time prior to the closing of such sale. Holder shall have the right, in its sole discretion, to participate in such sale.

10. Outstanding Debt

10.1 Outstanding Debt. The parties agree that Company owes the Holder the Outstanding Debt for services rendered to Company by the Holder.

10.2 Treatment of Outstanding Debt upon Sale of Exercise Shares. The parties agree that upon the sale by the Holder of any Exercise Shares during the Exercise Period pursuant to a “net exercise” under Section 2.2, the Outstanding Debt will be reduced by an amount equal to the Net Proceeds received by Holder from such sale.

11. Transfer of Warrant. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by the Holder that is an affiliate of the Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company and shall be subject to all terms and conditions of this Warrant.

12. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or to the Holder at their respective addresses set forth above or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

14. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

*     *     *     *     *     *

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of _____________ ___, 2006.

Scientigo, Inc. By: __________________________________ Name: ________________________________ Title: _________________________________

Agreed and accepted:

Wilson Sonsini Goodrich & Rosati, P.C.

By: __________________________________

Name: ________________________________

Title: _________________________________

Jones, Byrd & Attkisson, Inc.

By: __________________________________

Name: ________________________________

Title: _________________________________

NOTICE OF EXERCISE

TO: Scientigo, Inc.

(1) མ The undersigned hereby elects to purchase ________ shares of the Common Stock of Scientigo, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

མ The undersigned hereby elects to purchase ________ shares of the Common Stock of Scientigo, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.
(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________
(Name)
________________________
________________________
(Address)

(3) The undersigned represents that (i) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (ii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iii) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (iv) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144; and (v) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

________________________________ (Date)	________________________________ (Signature) ________________________________ (Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

 (Please Print)

Dated: __________, 20__

Holder’s
Signature: __________________________________

Holder’s
Address: ___________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.